EXHIBIT 32.2
CERTIFICATION OF RICHARD LEE PHEGLEY, JR.
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Amendment No. 1 to Invesco Mortgage Capital Inc.’s (the “Company”) Quarterly Report on Form 10-Q/A for the period ended March 31, 2015 (the “Report”), I, Richard Lee Phegley, Jr., do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 17, 2015

/s/ Richard Lee Phegley, Jr.
Richard Lee Phegley, Jr.
Chief Financial Officer